UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2005

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10021
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On October 31, 2005, M & F Worldwide Corp. (the ‘‘Company’’) announced that it had entered into a Stock Purchase Agreement with Honeywell International Inc. for the purchase (the ‘‘Acquisition’’) of 100% of the capital stock of Novar USA Inc., the indirect parent of the business of Clarke American. A portion of the financing for the Acquisition is expected to be completed through a Rule 144A and Regulation S notes offering, and in connection therewith the Company is providing certain information to potential investors. The Company is making the disclosures regarding Clarke American, which the Company has attached on Exhibit 99.1 to this Current Report on Form 8-K to comply with Regulation FD. The information included and incorporated by reference in this Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1	Disclosures regarding Clarke American in connection with the financing of the Acquisition, dated as of November 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	/s/ Barry F. Schwartz
	Name:	Barry F. Schwartz
	Title:	Executive Vice President and General Counsel

Date:	November 28, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Disclosures regarding Clarke American in connection with the financing of the Acquisition, dated as of November 25, 2005.